UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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PHOENIX TECHNOLOGIES LTD.
(Name of Registrant as Specified in Its Charter)

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD.
PARCHE, LLC
ADMIRAL ADVISORS, LLC
RAMIUS CAPITAL GROUP, L.L.C.
C4S & CO., L.L.C.
PETER A. COHEN
MORGAN B. STARK
JEFFREY M. SOLOMON
THOMAS W. STRAUSS
JOHN MUTCH
PHILIP MOYER
JEFFREY C. SMITH

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Starboard Value and Opportunity Master Fund Ltd., an affiliate of Ramius Capital Group, L.L.C. (“Ramius Capital”), together with the other participants named herein, has made a definitive filing with the Securities and Exchange Commission (“SEC”) of a proxy statement and an accompanying proxy card to be used to solicit votes for the election of its two nominees at the 2007 annual meeting of stockholders of Phoenix Technologies Ltd., a Delaware corporation (the “Company”).

Item 1: On January 29, 2007, Starboard delivered the following letter to the stockholders of the Company:

ATTENTION PHOENIX TECHNOLOGIES LTD. SHAREHOLDERS

Vote the enclosed WHITE proxy card

FOR

The Ramius Group’s Two Director Nominees

Dear Fellow Shareholders:

Phoenix Technologies Ltd. (“Phoenix” or the “Company”) faces many business challenges and a risky operational turnaround that we believe its board of directors (the “Board”) is not qualified to oversee. While Woody Hobbs and his new management team have taken the first steps, many difficult challenges in the Company’s turnaround still lie ahead.

THIS BOARD WANTS YOU TO IGNORE ITS PAST MISTAKES

The current Phoenix Board would like you to forget about its past mistakes and the enormous destruction of shareholder value over the past five years. They would like you to believe that the current directors can effectively oversee a back-end loaded turnaround plan.

SHOULD THE BOARD’S NOMINEES OVERSEE THE EXECUTION OF THIS CRITICAL TURNAROUND?

NO–WE BELIEVE THE RECORD SHOWS THAT THESE NOMINEES SIMPLY ARE NOT QUALIFIED

When faced with past pressure to grow revenue, these nominees were part of a Board that allowed management to:

o	Diversify into a now defunct enterprise software business,

o	Organically build a worthless enterprise sales channel, and

o	Sell products on a fully paid-up license basis–sacrificing tens of millions of dollars in profits.

These decisions temporarily increased revenue, but proved to be major mistakes. They ultimately damaged the core business and resulted in significant destruction of shareholder value.

Management’s current turnaround plan assumes substantial acquisitions that have not yet been identified and new product introductions that have not yet been developed.

Do you really believe the current Board should oversee these and other critical decisions? Simply - This Board has failed shareholders. The TERRIBLE results speak for themselves:

o	From January 25, 2002 through today, Phoenix’s share price is down from $12.96 to $5.65, a reduction in value of 56.4%. This represents a loss to shareholders of over $182 million.

o	In fiscal year 2006 Phoenix reported revenue of $60.5 million, which is 35.0% lower than the $93.1 million in revenue in the fiscal year 2002.

o	Over the last five fiscal years this Board has overseen a loss of $74.8 million, including a loss of $44.0 million in the fiscal year 2006.

o	Since fiscal year 2001, Phoenix spent $122.9 million on research & development. The new management team then chose to shut down the new initiatives, apparently realizing that they weren’t even saleable.

THE BOARD’S NOMINEES HAVE NO PERSONAL INVESTMENT IN YOUR COMPANY

IN FACT, THEY HAVE NOT INVESTED ONE DOLLAR IN PHOENIX!

To the contrary, during their service, these directors have taken HUNDREDS of THOUSANDS of dollars out of your Company in the form of compensation.

o	Chairman David Dury has been on the Board for 5 years. CHAIRMAN DURY HAS NOT BOUGHT ONE SHARE OF STOCK AND OWNS NOT ONE SHARE OF STOCK OUTRIGHT.

o	Taher Elgamal has been on the Board for 7 years. DR. ELGAMAL HAS NOT BOUGHT ONE SHARE OF STOCK AND OWNS NOT ONE SHARE OF STOCK OUTRIGHT.

Chairman Dury and Dr. Elgamal have overseen shareholder losses of over $182 million. Since they own no stock, they have not lost a penny.

CHAIRMAN DURY IS NO LONGER INDEPENDENT

In addition to Mr. Dury’s poor track record as a member of the Board of Phoenix, he is also not independent. According to the Company’s proxy statement, “Mr. Dury is not independent because his wife served as a consultant to the Company until June 2006 and in such capacity received remuneration in excess of the limits permitted by the NASDAQ rules governing director independence.” Our nominees ARE independent. Our nominees will independently represent the best interests of ALL shareholders.

CHAIRMAN DURY AND DR. ELGAMAL’S INTERESTS ARE NOT ALIGNED WITH THOSE OF THE COMPANY’S SHAREHOLDERS

THE RAMIUS GROUP’S NOMINEES ARE DEDICATED TO MAXIMIZING VALUE FOR ALL SHAREHOLDERS

We made an offer to acquire the Company because we did not trust this Board to oversee our substantial investment properly. As the collective owners of 13.7% of the Company’s shares, we are committed to maximizing the value of the Company’s stock.

Compare us to the Company’s two nominees, who have 7 and 5 years of service on the Board and DON’T OWN A SINGLE SHARE OF YOUR COMPANY’S STOCK!

OUR NOMINEES ARE MORE QUALIFIED!

Our nominees are committed to acting in the best interest of all shareholders and will work diligently, consistent with their fiduciary duties, to assess all options for maximizing shareholder value.

JOHN MUTCH is the founder and a managing partner of MV Advisors, LLC. In March 2003, Mr. Mutch was appointed to the Board of Directors of Peregrine Systems (NASD: PRGN.PK) (“Peregrine”), a global enterprise software provider. From August 2003 to December 2005, Mr. Mutch served as President and CEO, during which time he restructured and stabilized its business operations and led Peregrine through its acquisition by Hewlett-Packard. From December 1999 through August 2002, Mr. Mutch was the CEO of HNC Software, Inc. (NASD:HNCS) (“HNC”), an enterprise analytics software provider. He also served as president of HNC from May 2001 through August 2002. Mr. Mutch joined HNC in 1997, and from 1997 to 1999 served in various other senior executive positions. In 1994, Mr. Mutch founded MVenture Holdings, Inc., a private equity fund that invests in public and private technology companies, which became Mventure Holdings LLC in 2002. From December 1986 to June 1994, Mr. Mutch held a variety of executive sales and marketing positions with Microsoft Corporation, including director of organization marketing.

Mr. Mutch is currently a director of the San Diego Software Industry Council. Mr. Mutch served on the Board of Directors of Brio Software (NASD:BRIO), a developer of software products, from 2002 to 2003. Mr. Mutch holds a B.S. from Cornell University and an M.B.A. from the University of Chicago.

PHILIP MOYER is a private investor and entrepreneur. Since October 2006, Mr. Moyer has been a shareholder and member of the Board of Directors of Cassiopae, S.A., a French software company in the commercial banking market, and serves as CEO of its United States operations. From January 2006 to August 2006, Mr. Moyer was an Entrepreneur-in-Residence for Safeguard Scientifics, Inc. (NYSE:SFE) and since August 2006, he has served on its Information Technology Advisory Board. From July 2003 to September 2005, Mr. Moyer served as General Manager, Professional Services Industry for Microsoft Corp. (NASD:MSFT) (“Microsoft”). From July 2002 to July 2005, Mr. Moyer also served as Microsoft’s General Manager of Global Customers. From July 1999 to July 2002, Mr. Moyer was General Manager of Microsoft’s Services Organizations (Consulting, Support, Technology Specialists, and Partners) in the U.S. East Region. From 1991 to July 1999, Mr. Moyer held a variety of executive and technical positions with Microsoft. Prior to joining Microsoft, Mr. Moyer was the co-founder of Orion Systems Group, a software company that builds education and government administration software.

Mr. Moyer began his professional career with GE Aerospace as a software engineer. Mr. Moyer holds a B.S. in Computer Science from University of Pittsburgh.

YOU HAVE THE OPPORTUNITY TO PROTECT YOUR INVESTMENT

By voting for our nominees, you empower our nominees, from a minority position, to re-evaluate management’s plan, and any other alternatives to maximize shareholder value. They can, and will, appropriately represent the shareholder’s best interest.

If elected, our nominees will work diligently with management and the Board to:

o	Take a fresh look at the Company’s competitive position and management’s operating and strategic plan,

o	Help the Board to properly risk-assess ALL available strategic alternatives, and

o	Recommend to the Board, subject to their fiduciary duty, that the Company pursue any strategic alternative that is in the best interest of ALL shareholders.

If elected, our nominees will not control the Board. They will represent a minority of the Board, and therefore, by themselves cannot force the implementation of any one strategic alternative.

DON’T RISK YOUR INVESTMENT ON THE CURRENT BOARD’S IRRESPONSIBLE OVERSIGHT

We urge you to sign, date and return the enclosed WHITE proxy card today. Even if you have already voted for the Company’s slate, you have every right to change your mind. Simply sign and date the WHITE proxy card,–only the latest dated proxy card you return will be counted.

Your vote is very important, regardless of how many - shares you own. If you have any questions, or need assistance in filling out your WHITE proxy card, please call our proxy solicitors, Innisfree M&A Incorporated, toll-free at (877) 800-5185.

We thank you for your consideration and look forward to the responsibility of maximizing value for all Phoenix shareholders.

Respectfully,

/s/ Jeffrey C. Smith
Starboard Value and Opportunity Master Fund Ltd.
on behalf of
The Ramius Group

Item 2: On January 29, 2007, Ramius Capital issued the following press release:

RAMIUS ENCOURAGES PHOENIX SHAREHOLDERS TO VOTE FOR ITS NOMINEES IN UPCOMING BOARD ELECTION

Ramius’ Nominees Are Independent and More Qualified

New York–January 29, 2007–Starboard Value and Opportunity Master Fund Ltd., an affiliate of Ramius Capital Group, L.L.C. (together, “Ramius”) today issued a letter to all shareholders of Phoenix Technologies Ltd. (“Phoenix” or the “Company”) in which Ramius urged all shareholders to vote for its two director nominees at the upcoming Annual Meeting of Shareholders.

In the letter, Ramius questioned whether this Board was qualified to oversee the Company’s back-end loaded turnaround plan. The letter also noted that the interests of the Company’s nominees are not aligned with shareholders’ interests because the Company’s nominees do not own a single share of Phoenix stock.

Ramius Executive Managing Director Jeffrey C. Smith, stated, “We do not believe that the Board’s nominees should oversee the execution of the Company’s critical turnaround. These are the same nominees who, over the past five years, have overseen decisions that have damaged the core business and resulted in significant destruction of shareholder value, including a cumulative loss of $74.8 million.”

“If elected, our nominees will work diligently to maximize value for all shareholders. Our nominees are highly qualified to responsibly oversee this Company.”

Ramius’ nominees, John Mutch and Philip Moyer, look to replace the two current Class II directors whose terms will expire at the 2007 Annual Meeting of Shareholders, which has been scheduled for February 14, 2007. Ramius filed its definitive proxy materials regarding the upcoming election with the Securities and Exchange Commission on January 25, 2007.

About Ramius Capital Group, L.L.C.

Ramius Capital Group is a registered investment advisor that manages assets of approximately $7.9 billion in a variety of alternative investment strategies. Ramius Capital Group is headquartered in New York with offices located in London, Tokyo, Hong Kong, Munich, and Vienna.

The full text of the letter follows:

ATTENTION PHOENIX TECHNOLOGIES LTD. SHAREHOLDERS

Vote the enclosed WHITE proxy card

FOR

The Ramius Group’s Two Director Nominees

Dear Fellow Shareholders:

Phoenix Technologies Ltd. (“Phoenix” or the “Company”) faces many business challenges and a risky operational turnaround that we believe its board of directors (the “Board”) is not qualified to oversee. While Woody Hobbs and his new management team have taken the first steps, many difficult challenges in the Company’s turnaround still lie ahead.

THIS BOARD WANTS YOU TO IGNORE ITS PAST MISTAKES

The current Phoenix Board would like you to forget about its past mistakes and the enormous destruction of shareholder value over the past five years. They would like you to believe that the current directors can effectively oversee a back-end loaded turnaround plan.

SHOULD THE BOARD’S NOMINEES OVERSEE THE EXECUTION OF THIS CRITICAL TURNAROUND?

NO–WE BELIEVE THE RECORD SHOWS THAT THESE NOMINEES SIMPLY ARE NOT QUALIFIED

When faced with past pressure to grow revenue, these nominees were part of a Board that allowed management to:

o	Diversify into a now defunct enterprise software business,
o	Organically build a worthless enterprise sales channel, and
o	Sell products on a fully paid-up license basis–sacrificing tens of millions of dollars in profits.

These decisions temporarily increased revenue, but proved to be major mistakes. They ultimately damaged the core business and resulted in significant destruction of shareholder value.

Management’s current turnaround plan assumes substantial acquisitions that have not yet been identified and new product introductions that have not yet been developed.

Do you really believe the current Board should oversee these and other critical decisions? Simply - This Board has failed shareholders. The TERRIBLE results speak for themselves:

o	From January 25, 2002 through today, Phoenix’s share price is down from $12.96 to $5.65, a reduction in value of 56.4%. This represents a loss to shareholders of over $182 million.	[CHART OMITTED]

o	In fiscal year 2006 Phoenix reported revenue of $60.5 million, which is 35.0% lower than the $93.1 million in revenue in the fiscal year 2002.	[CHART OMITTED]

o	Over the last five fiscal years this Board has overseen a loss of $74.8 million, including a loss of $44.0 million in the fiscal year 2006.	[CHART OMITTED]

o	Since fiscal year 2001, Phoenix spent $122.9 million on research & development. The new management team then chose to shut down the new initiatives, apparently realizing that they weren’t even saleable.

THE BOARD’S NOMINEES HAVE NO PERSONAL INVESTMENT IN YOUR COMPANY

IN FACT, THEY HAVE NOT INVESTED ONE DOLLAR IN PHOENIX!

To the contrary, during their service, these directors have taken HUNDREDS of THOUSANDSof dollars out of your Company in the form of compensation.

o	Chairman David Dury has been on the Board for 5 years. CHAIRMAN DURY HAS NOT BOUGHT ONE SHARE OF STOCK AND OWNS NOT ONE SHARE OF STOCK OUTRIGHT.

o	Taher Elgamal has been on the Board for 7 years. DR. ELGAMAL HAS NOT BOUGHT ONE SHARE OF STOCK AND OWNS NOT ONE SHARE OF STOCK OUTRIGHT.

Chairman Dury and Dr. Elgamal have overseen shareholder losses of over $182 million. Since they own no stock, they have not lost a penny.

CHAIRMAN DURY IS NO LONGER INDEPENDENT

In addition to Mr. Dury’s poor track record as a member of the Board of Phoenix, he is also not independent. According to the Company’s proxy statement, “Mr. Dury is not independent because his wife served as a consultant to the Company until June 2006 and in such capacity received remuneration in excess of the limits permitted by the NASDAQ rules governing director independence.” Our nominees ARE independent. Our nominees will independently represent the best interests of ALL shareholders.

CHAIRMAN DURY AND DR. ELGAMAL’S INTERESTS ARE NOT ALIGNED WITH THOSE OF THE COMPANY’S SHAREHOLDERS

THE RAMIUS GROUP’S NOMINEES ARE DEDICATED TO MAXIMIZING VALUE FOR ALL SHAREHOLDERS

We made an offer to acquire the Company because we did not trust this Board to oversee our substantial investment properly. As the collective owners of 13.7% of the Company’s shares, we are committed to maximizing the value of the Company’s stock. Compare us to the Company’s two nominees, who have 7 and 5 years of service on the Board and DON’T OWN A SINGLE SHARE OF YOUR COMPANY’S STOCK!

OUR NOMINEES ARE MORE QUALIFIED!

Our nominees are committed to acting in the best interest of all shareholders and will work diligently, consistent with their fiduciary duties, to assess all options for maximizing shareholder value.

JOHN MUTCH is the founder and a managing partner of MV Advisors, LLC. In March 2003, Mr. Mutch was appointed to the Board of Directors of Peregrine Systems (NASD: PRGN.PK) (“Peregrine”), a global enterprise software provider. From August 2003 to December 2005, Mr. Mutch served as President and CEO, during which time he restructured and stabilized its business operations and led Peregrine through its acquisition by Hewlett-Packard. From December 1999 through August 2002, Mr. Mutch was the CEO of HNC Software, Inc. (NASD:HNCS) (“HNC”), an enterprise analytics software provider. He also served as president of HNC from May 2001 through August 2002. Mr. Mutch joined HNC in 1997, and from 1997 to 1999 served in various other senior executive positions. In 1994, Mr. Mutch founded MVenture Holdings, Inc., a private equity fund that invests in public and private technology companies, which became Mventure Holdings LLC in 2002. From December 1986 to June 1994, Mr. Mutch held a variety of executive sales and marketing positions with Microsoft Corporation, including director of organization marketing.

Mr. Mutch is currently a director of the San Diego Software Industry Council. Mr. Mutch served on the Board of Directors of Brio Software (NASD:BRIO), a developer of software products, from 2002 to 2003. Mr. Mutch holds a B.S. from Cornell University and an M.B.A. from the University of Chicago.

PHILIP MOYER is a private investor and entrepreneur. Since October 2006, Mr. Moyer has been a shareholder and member of the Board of Directors of Cassiopae, S.A., a French software company in the commercial banking market, and serves as CEO of its United States operations. From January 2006 to August 2006, Mr. Moyer was an Entrepreneur-in-Residence for Safeguard Scientifics, Inc. (NYSE:SFE) and since August 2006, he has served on its Information Technology Advisory Board. From July 2003 to September 2005, Mr. Moyer served as General Manager, Professional Services Industry for Microsoft Corp. (NASD:MSFT) (“Microsoft”). From July 2002 to July 2005, Mr. Moyer also served as Microsoft’s General Manager of Global Customers. From July 1999 to July 2002, Mr. Moyer was General Manager of Microsoft’s Services Organizations (Consulting, Support, Technology Specialists, and Partners) in the U.S. East Region. From 1991 to July 1999, Mr. Moyer held a variety of executive and technical positions with Microsoft. Prior to joining Microsoft, Mr. Moyer was the co-founder of Orion Systems Group, a software company that builds education and government administration software.

Mr. Moyer began his professional career with GE Aerospace as a software engineer. Mr. Moyer holds a B.S. in Computer Science from University of Pittsburgh.

YOU HAVE THE OPPORTUNITY TO PROTECT YOUR INVESTMENT

By voting for our nominees, you empower our nominees, from a minority position, to re-evaluate management’s plan, and any other alternatives to maximize shareholder value. They can, and will, appropriately represent the shareholder’s best interest.

If elected, our nominees will work diligently with management and the Board to:

o	Take a fresh look at the Company’s competitive position and management’s operating and strategic plan,

o	Help the Board to properly risk-assess ALL available strategic alternatives, and

o	Recommend to the Board, subject to their fiduciary duty, that the Company pursue any strategic alternative that is in the best interest of ALL shareholders.

If elected, our nominees will not control the Board. They will represent a minority of the Board, and therefore, by themselves cannot force the implementation of any one strategic alternative.

DON’T RISK YOUR INVESTMENT ON THE CURRENT BOARD’S IRRESPONSIBLE OVERSIGHT

We urge you to sign, date and return the enclosed WHITE proxy card today. Even if you have already voted for the Company’s slate, you have every right to change your mind. Simply sign and date the WHITE proxy card, – only the latest dated proxy card you return will be counted.

Your vote is very important, regardless of how many - shares you own. If you have any questions, or need assistance in filling out your WHITE proxy card, please call our proxy solicitors, Innisfree M&A Incorporated, toll-free at (877) 800-5185.

We thank you for your consideration and look forward to the responsibility of maximizing value for all Phoenix shareholders.

Respectfully,

/s/ Jeffrey C. Smith
Starboard Value and Opportunity Master Fund Ltd.
on behalf of
The Ramius Group

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

On January 25, 2007, Starboard Value and Opportunity Master Fund Ltd., an affiliate of Ramius Capital Group, L.L.C. (“Ramius Capital”), together with the other participants named herein, made a definitive filing with the Securities and Exchange Commission (“SEC”) of a proxy statement and an accompanying proxy card to be used to solicit votes for the election of its two nominees at the 2007 annual meeting of stockholders of Phoenix Technologies Ltd., a Delaware corporation (the “Company”).

RAMIUS CAPITAL ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. SUCH DEFINITIVE PROXY STATEMENT IS AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE PROXY SOLICITATION WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, INNISFREE M&A INCORPORATED, AT ITS TOLL-FREE NUMBER: (877) 800-5185.

The participants in the proxy solicitation are Starboard Value and Opportunity Master Fund Ltd., a Cayman Islands exempted company (“Starboard”), Parche, LLC, a Delaware limited liability company (“Parche”), Admiral Advisors, LLC, a Delaware limited liability company, Ramius Capital Group, L.L.C., a Delaware limited liability company (“Ramius Capital”), C4S & Co., L.L.C., a Delaware limited liability company (“C4S”), Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss, Jeffrey M. Solomon, John Mutch, Philip Moyer and Jeffrey C. Smith (the “Participants”).

Starboard beneficially owns 2,774,471 shares of Common Stock of the Company. Parche beneficially owns 528,470 shares of Common Stock of the Company. As the investment manager of Starboard and the managing member of Parche, Admiral Advisors may be deemed to beneficially own the 2,774,471 shares of Common Stock of the Company owned by Starboard and the 528,470 shares of Common Stock of the Company owned by Parche. As the sole member of Admiral Advisors, Ramius Capital may be deemed to beneficially own the 2,774,471 shares of Common Stock of the Company owned by Starboard and the 528,470 shares of Common Stock of the Company owned by Parche. As the managing member of Ramius Capital, C4S may be deemed to beneficially own the 2,774,471 shares of Common Stock of the Company owned by Starboard and the 528,470 shares of Common Stock of the Company owned by Parche.

As the managing members of C4S, each of Mr. Cohen, Mr. Stark, Mr. Strauss and Mr. Solomon may be deemed to beneficially own the 2,774,471 shares of Common Stock of the Company owned by Starboard and the 528,470 shares of Common Stock of the Company owned by Parche.

Mr. Mutch beneficially owns 200,000 shares of Common Stock of the Company.

Mr. Moyer does not beneficially own any shares of Common Stock of the Company.

Mr. Smith does not beneficially own any shares of Common Stock of the Company.

# # #

Contact:

Media & Shareholders:
Sard Verbinnen & Co.
Dan Gagnier or Renée Soto, 212-687-8080